Exhibit 10.15

Modification of
Consulting Agreement

Pursuant to Section 13(c) of the Consulting Agreement (“Agreement”) dated September 23, 2019, by and between KLA Corporation, a Delaware corporation, having its principal place of business at One Technology Drive, Milpitas, CA 95035, together with its subsidiaries (“KLA”) and Jeneanne Hanley, having an address at [***] (“Consultant”), KLA and Consultant hereby agree to modify the Agreement by suspending it indefinitely.

KLA Corporation     Consultant

By: /s/ Teri Little     By /s/ Jeneanne Hanley
Name: Teri Little     Name: Jeneanne Hanley
Date: April 16, 2020     Date: April 16, 2020

KLA Confidential

Consulting Agreement

This Consulting Agreement (“Agreement”) is entered as of September 23, 2019 (the “Effective Date”) between KLA Corporation, a Delaware corporation, having its principal place of business at One Technology Drive, Milpitas, CA 95035, together with its subsidiaries (“KLA”) and Jeneanne Hanley, having an address at [***] (“Consultant”). This Agreement shall remain in effect for a period of one year from the Effective Date, unless earlier terminated in accordance with the terms set forth herein. This Agreement may be extended for one or more subsequent terms upon mutual agreement of the parties.

1.Definitions

(a)“KLA Project Monitor(s)” is/are the KLA employee designated in the Statement of Work attached hereto as Exhibit A, who will act as the liaison between Consultant and KLA.

(b)“Confidential Information” includes:

(i)any and all versions of KLA's proprietary information (collectively, “technical information”), in any form, whether now existing or hereafter created, developed, produced or distributed by KLA (including, without limitation, any such technical information made known to Consultant during the term of this Agreement);
(ii)KLA's business methods and practices;
(iii)compilations of data or information concerning KLA's business;
(iv)the identities of KLA's licensors, licensees, consultants and customers and the nature of KLA's relationships with these licensors, licensees, consultants or customers;
(v)the business of KLA's consultants, customers or other third parties doing business with KLA;
(vi)confidential, proprietary or trade secret information submitted by any third party to KLA for study, evaluation or any other use; and
(vii)any other information not generally known to the public (including information about operations, personnel, products or services) which, if misused or disclosed, could have a reasonable possibility of adversely affecting the business of KLA.

(c)“Project” is the engagement described in the Statement of Work attached hereto as Exhibit A, as may be amended by mutual written agreement of the parties.

(d)“Statement of Work” or “SOW” shall mean a document agreed to by both parties describing work to be performed by Consultant, including Milestones and Deliverables. The initial Statement of Work effective as of the Effective Date hereof is attached hereto as Exhibit A and incorporated herein by reference.

2.Performance of Services

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(a)Consultant will complete the Project as set forth in Exhibit A, attached hereto and incorporated herein.

3.Report and Records Retention Requirements

(a)Consultant will discuss the Project with the Project Monitor on a periodic basis.

4.Compensation

(a)Payment for the Project shall be as set forth in the SOW.

(i)Following each monthly program review, as described on Exhibit A, Consultant shall submit any expenses incurred in connection with the program reviews to Maria Trevino. In addition to the monthly payment as set forth on Exhibit A, Consultant shall receive reimbursement for expenses incurred.

(ii)Maximum compensation to Consultant shall not exceed the amount set forth in the SOW.

5.Independent Contractor

(a)Consultant is an independent contractor and not an employee of KLA. Consultant, and not KLA, shall have control over the method, manner and means of Consultant's performance of the Project, subject to the express provisions of this Agreement.

(b)Consultant shall not be entitled to any benefits accruing to KLA employees generally. KLA shall not be liable for any federal, state, or local withholding, or other payroll taxes relating to performance of services by the Consultant under this Agreement, and shall not deduct from Consultant's compensation nor in any manner pay for those charges which are normally paid on behalf of an employee, including but not limited to worker's compensation insurance, income tax withholdings, health insurance, etc.

(c)Nothing in this Agreement shall be construed to imply that Consultant is an agent, employee, or other representative of KLA, nor shall Consultant make any representations to the contrary.

6.Nondisclosure

(a)At all times during and subsequent to the term of this Agreement, Consultant agrees to keep in strict confidence all Confidential Information and to take all reasonable precautions to protect against its disclosure or misuse. Without prior written consent of KLA, Consultant will neither use any Confidential Information other than for the sole benefit of KLA for performance of Consultant's duties in connection with the Project, nor disclose any Confidential Information except to employees of KLA with a need to know for purposes of performing the Project.
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Consultant shall not, however, be required to treat as confidential any of the Confidential Information which Consultant establishes by written evidence: (i) is in the public domain by reason of prior publication not directly or indirectly resulting from any act or omission of Consultant or its employees or subcontractors, or (ii) was already properly known to Consultant (other than in connection with this Agreement) without restriction on use or disclosure at the time of KLA's disclosure to Consultant. Consultant understands that the arrangement contemplated hereunder creates a relationship of confidence and trust between Consultant and KLA with regard to Confidential Information.

(b)Consultant's obligations under this Section shall survive any termination of this Agreement.

7.Deleted and Reserved

8.Term and Termination

(a)This Agreement shall remain in effect for a period of one year from the Effective Date and may be extended for one or more subsequent terms upon mutual agreement of the parties.

(b)Notwithstanding provision 8(a), this Agreement may be terminated with immediate effect upon mutual agreement of both parties. This Agreement may also be terminated by KLA upon thirty (30) days advance written notice in the event Consultant ceases to remain on the Board of Directors of the Company, in which case Consultant shall be entitled to compensation for the most recent monthly period (or portion thereof) during which consultant performed work under this Agreement (but in no event shall aggregate compensation exceed the amount set forth in an applicable SOW).

9.Conflicting Obligations

(a)Consultant certifies that there are no outstanding agreements or obligations that are in conflict with the terms of this Agreement, or that would preclude Consultant from complying with the provisions hereof.

10.Arbitration

Any dispute, controversy or claim arising out of or in relation to this Agreement or at law, or the breach termination or invalidity thereof, that cannot be settled amicably by the parties shall be resolved by binding arbitration in accordance with the Commercial Rules of the American Arbitration Association then in force (except that either party may seek equitable or similar relief from a court). The place of arbitration shall be Santa Clara County, California. All documents and agreements relative to any such dispute shall be read, interpreted, and construed from the English versions thereof. The award rendered shall be final and binding upon both parties. Judgment upon the award may be entered in any court having jurisdiction.
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11.Deleted and Reserved

12.Compliance with Laws and Rules

(a)Compliance with Laws and Rules. Consultant agrees to comply with all applicable statutes, regulations, rules, ordinances, codes and standards (collectively, “Laws”) governing the performance of services by the Consultant under this Agreement, as well as KLA's rules that are provided to Consultant in writing, posted conspicuously or easily observed while on KLA's premises or customarily followed or known by third party invitees.

13.Miscellaneous

(a)The parties acknowledge that the work and services to be performed under the Project are unique and personal to the parties, and that no rights herein may be assigned or otherwise transferred without the express written consent of the other party, except that KLA may assign this Agreement to a majority owned subsidiary without consent of Consultant.

(b)Section headings and titles are for convenience only ,and shall be of no force or effect in the construction or interpretation of this Agreement.

(c)This Agreement expresses the complete and exclusive statement of the understanding between the parties regarding the subject matter herein and supersedes any prior or contemporaneous written or oral proposals and agreements, representations or courses of dealing. Any modification to this Agreement must be in writing and signed by an authorized representative of KLA and by Consultant.

(d)If any terms of this Agreement are deemed to be unenforceable by a court of competent jurisdiction, then such term shall be deemed deleted. The remaining terms shall be construed to give maximum lawful effect to any such deleted terms.

(e)No waiver by either party of any breach of any provision of this Agreement shall constitute a waiver of any other breach of that or any other provision of this Agreement.

(f) This Agreement shall be construed in accordance with the laws of California (excluding its conflict of laws rules).

(g) Any notices, requests, or demands required or permitted herein, be in writing and mailed to the addresses shown below its signature to this Agreement, provided however that either party may change its address by written notice to the other party.

KLA Corporation     Consultant

By: /s/ Teri Little     By /s/ Jeneanne Hanley
Name: Teri Little, CLO    Name: Jeneanne Hanley
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Date: 9-23-19     Date: 9-23-19
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Exhibit A

Statement of Work

1. KLA Project Monitor: Bobby Bell

2. Compensation: $114,000 per year, to be paid in monthly installments of $9,500.

3.Services to be Provided:

a.Attend monthly program reviews at KLA H2 location in Ann Arbor, Michigan, pertaining to talent acquisition, community relations, KLA brand awareness, diversity and inclusion initiatives, foundation activities, and other non-technical activities, in Michigan, that the parties may agree upon from time to time.

b. Assist with and provide guidance on execution of actions resulting from program reviews. Make suggestions on additional areas of focus for the program reviews.

4. First Project Review: September 27, 2019.
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